Exhibit 99.1

nCino Reports Second Quarter Fiscal Year 2026 Financial Results
•Total Revenues of $148.8M, up 12% year-over-year
•Subscription Revenues of $130.8M, up 15% year-over-year
WILMINGTON, N.C., August 26, 2025 -- nCino, Inc. (NASDAQ: NCNO), the leading provider of intelligent, best-in-class banking solutions, today announced financial results for the second quarter of fiscal year 2026, ended July 31, 2025.
"We are pleased to report financial results that again exceeded quarterly guidance for total and subscription revenues, as well as non-GAAP operating income," said Sean Desmond, CEO at nCino. "We saw customer demand continue to strengthen in the second quarter, including for newer solutions and across our target markets, reinforcing our confidence in our strategy and in our improved financial outlook. Our vision of being the leader in AI-banking is rapidly coming into focus through continuous innovation and relentless pursuit of the substantial opportunity we are uniquely positioned for."
Financial Highlights
•Revenues: Total revenues for the second quarter of fiscal 2026 were $148.8 million, a 12% increase from $132.4 million in the second quarter of fiscal 2025. Subscription revenues for the second quarter were $130.8 million, up from $113.9 million one year ago, an increase of 15%.
•Income (Loss) from Operations: GAAP loss from operations in the second quarter of fiscal 2026 was $(9.3) million compared to $(7.9) million in the same quarter of fiscal 2025. Non-GAAP operating income in the second quarter of fiscal 2026 was $30.0 million compared to $19.3 million in the second quarter of fiscal 2025, an increase of 56%.
•Net Income (Loss) Attributable to nCino: GAAP net income (loss) attributable to nCino in the second quarter of fiscal 2026 was $(15.3) million compared to $(11.0) million in the second quarter of fiscal 2025. Non-GAAP net income attributable to nCino in the second quarter of fiscal 2026 was $25.7 million compared to $15.6 million in the second quarter of fiscal 2025, an increase of 64%.
•Net Income (Loss) Attributable to nCino per Share: GAAP net income (loss) attributable to nCino in the second quarter of fiscal 2026 was $(0.13) per basic and diluted share compared to $(0.10) per basic and diluted share in the second quarter of fiscal 2025. Non-GAAP net income attributable to nCino in the second quarter was $0.22 per diluted share compared to $0.13 per diluted share in the second quarter of fiscal 2025.
•Cash: Cash, cash equivalents, and restricted cash were $123.2 million as of July 31, 2025 and $203.5 million was outstanding under nCino's revolving credit facility. In the second quarter ended July 31, 2025, nCino repurchased approximately 750,000 shares of the Company's outstanding common stock at an average share price of $26.89 for total consideration of approximately $20.0 million.

Recent Business Highlights
•Renewed and expanded relationships with two top-50 banks in the U.S. and a top-5 Canadian bank: continued to grow wallet share among North America's largest financial institutions with expanded commitments from commercial customers.
•Signed first Spanish customer: A non-bank lender in Spain became nCino's first customer in the country and will leverage nCino to scale their lending business.
•Expanded relationship with a British challenger bank: Upon renewal, expanded relationship with an existing customer in the UK to include nCino Client Lifecycle Management to deliver efficient onboarding and continuous compliance monitoring.
•Signed lending division of a top-25 home builder for nCino Mortgage: Signed a top home-builder for nCino Mortgage to enable nationwide growth.

Financial Outlook
nCino is providing guidance for its third quarter ending October 31, 2025, as follows:
•Total revenues between $146.0 million and $148.0 million.
•Subscription revenues between $127.5 million and $129.5 million.
•Non-GAAP operating income between $31.5 million and $33.5 million.
•Non-GAAP net income attributable to nCino per diluted share of $0.20 to $0.21.
nCino is providing guidance for its fiscal year 2026 ending January 31, 2026, as follows:
•Total revenues between $585.0 million and $589.0 million.
•Subscription revenues between $513.5 million and $517.5 million.
•Non-GAAP operating income between $117.5 million and $121.5 million.
•Non-GAAP net income attributable to nCino per diluted share of $0.77 to $0.80.
•Annual Contract Value (ACV) between $564.0 million and $567.0 million.
Conference Call
nCino will host a conference call at 4:30 p.m. ET today to discuss its financial results and outlook. The conference call will be available via live webcast and replay at the Investor Relations section of nCino’s website: https://investor.ncino.com/news-events/events-and-presentations.

About nCino
nCino (NASDAQ: NCNO) is powering a new era in financial services. The Company was founded to help financial institutions digitize and reengineer business processes to boost efficiencies and create better banking experiences. With over 2,700 customers worldwide - including community banks, credit unions, independent mortgage banks, and the largest financial entities globally - nCino offers a trusted platform of best-in-class, intelligent solutions. By integrating artificial intelligence and actionable insights into its platform, nCino is helping financial institutions consolidate legacy systems to enhance strategic decision-making, improve risk management, and elevate customer satisfaction by cohesively bringing together people, AI and data. For more information, visit
www.ncino.com
.

INVESTOR CONTACT
Harrison Masters
Harrison.masters@ncino.com
MEDIA CONTACT
press@ncino.com

Forward-Looking Statements: This press release contains forward-looking statements about nCino's financial and operating results, which include statements regarding nCino’s future performance, outlook, guidance, the benefits from the use of nCino’s solutions, our strategies, and general business conditions. Forward-looking statements generally include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions and the negatives thereof. Any forward-looking statements contained in this press release are based upon nCino’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent nCino’s expectations as of the date of this press release. Subsequent events may cause these expectations to change and, except as may be required by law, nCino does not undertake any obligation to update or revise these forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially including, but not limited to risks associated with (i) adverse changes in the financial services industry, including as a result of customer consolidation or bank failures; (ii) adverse changes in economic, regulatory, or market conditions, including as a direct or indirect consequence of higher interest rates; (iii) risks associated with acquisitions we have completed or may undertake, (iv) breaches in our security measures or unauthorized access to our customers’ or their clients' data; (v) the accuracy of management’s assumptions and estimates; (vi) our ability to attract new customers and succeed in having current customers expand their use of our solution, including in connection with our migration to an asset-based pricing model; (vii) competitive factors, including pricing pressures and migration to asset-based pricing, consolidation among competitors, entry of new competitors, the launch of new products and marketing initiatives by our competitors, and difficulty securing rights to access or integrate with third party products or data used by our customers; (viii) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established solutions; (ix) fluctuation of our results of operations, which may make period-to-period comparisons less meaningful; (x) our ability to manage our growth effectively including expanding outside of the United States; (xi) adverse changes in our relationship with Salesforce; (xii) our ability to successfully acquire new companies and/or integrate acquisitions into our existing organization; (xiii) the loss of one or more customers, particularly any of our larger customers, or a reduction in the number of users our customers purchase access and use rights for; (xiv) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure or the infrastructure we rely on that is operated by third parties; (xv) our ability to maintain our corporate culture and attract and retain highly skilled employees; and (xvi) the outcome and impact of legal proceedings and related fees and expenses.

nCino, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2025	July 31, 2025
Assets
Current assets
Cash and cash equivalents	$120,928	$122,935
Accounts receivable, net	146,787	98,468
Costs capitalized to obtain revenue contracts, current portion, net	13,462	14,299
Prepaid expenses and other current assets	21,072	19,383
Total current assets	302,249	255,085
Property and equipment, net	74,953	77,430
Operating lease right-of-use assets, net	16,026	12,936
Costs capitalized to obtain revenue contracts, noncurrent, net	23,735	22,676
Goodwill	1,019,375	1,070,947
Intangible assets, net	154,571	151,920
Investments	9,294	7,262
Long-term prepaid expenses and other assets	10,178	17,761
Total assets	$1,610,381	$1,616,017
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities
Accounts payable	$13,640	$14,069
Accrued expenses and other current liabilities	39,865	33,654
Deferred revenue, current portion	191,174	194,883
Financing obligations, current portion	1,680	1,780
Operating lease liabilities, current portion	5,153	4,251
Total current liabilities	251,512	248,637
Operating lease liabilities, noncurrent	12,819	9,706
Deferred income taxes, noncurrent	13,851	19,421
Deferred revenue, noncurrent	269	157
Revolving credit facility, noncurrent	166,000	203,500
Financing obligations, noncurrent	51,172	50,248
Other long-term liabilities	17,160	17,185
Total liabilities	512,783	548,854
Commitments and contingencies
Redeemable non-controlling interest	8,286	10,345
Stockholders’ equity
Common stock	58	59
Treasury stock, at cost	—	(60,598)
Additional paid-in capital	1,474,413	1,510,517
Accumulated other comprehensive income (loss)	176	(121)
Accumulated deficit	(385,335)	(393,039)
Total stockholders’ equity	1,089,312	1,056,818
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$1,610,381	$1,616,017

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2025	2024	2025
Revenues
Subscription	$113,911	$130,752	$224,317	$256,340
Professional services and other	18,492	18,063	36,173	36,612
Total revenues	132,403	148,815	260,490	292,952
Cost of revenues
Subscription	33,367	37,992	65,147	74,117
Professional services and other	20,564	22,698	39,964	44,268
Total cost of revenues	53,931	60,690	105,111	118,385
Gross profit	78,472	88,125	155,379	174,567
Gross margin %	59%	59%	60%	60%
Operating expenses
Sales and marketing	31,713	37,265	59,758	70,236
Research and development	34,271	34,667	64,252	68,008
General and administrative	20,394	25,489	42,938	47,132
Total operating expenses	86,378	97,421	166,948	185,376
Loss from operations	(7,906)	(9,296)	(11,569)	(10,809)
Non-operating income (expense)
Interest income	321	513	926	930
Interest expense	(1,835)	(4,444)	(3,312)	(8,894)
Other income (expense), net	150	717	(594)	16,814
Loss before income taxes	(9,270)	(12,510)	(14,549)	(1,959)
Income tax provision (benefit)	1,753	1,209	(1,229)	5,743
Net loss	(11,023)	(13,719)	(13,320)	(7,702)
Net income (loss) attributable to redeemable non-controlling interest	(58)	(74)	(223)	2
Adjustment attributable to redeemable non-controlling interest	75	1,612	919	1,991
Net loss attributable to nCino, Inc.	$(11,040)	$(15,257)	$(14,016)	$(9,695)
Net loss per share attributable to nCino, Inc.:
Basic and diluted	$(0.10)	$(0.13)	$(0.12)	$(0.08)
Weighted average number of common shares outstanding:
Basic and diluted	115,180,130	115,256,497	114,694,001	114,657,339

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended July 31,
	2024	2025
Cash flows from operating activities
Net loss attributable to nCino, Inc.	$(14,016)	$(9,695)
Net loss and adjustment attributable to redeemable non-controlling interest	696	1,993
Net loss	(13,320)	(7,702)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	17,219	21,407
Non-cash operating lease costs	2,715	2,273
Amortization of costs capitalized to obtain revenue contracts	5,645	7,230
Amortization of debt issuance costs	31	144
Stock-based compensation	35,044	34,430
Change in fair value of contingent consideration	—	300
Deferred income taxes	(2,656)	4,003
Provision for bad debt	25	153
Net foreign currency losses (gains)	392	(14,018)
Gains on investments	—	(1,652)
Loss on disposal of long-lived assets	30	463
Change in operating assets and liabilities:
Accounts receivable	37,778	51,837
Costs capitalized to obtain revenue contracts	(8,382)	(6,639)
Prepaid expenses and other assets	(2,430)	1,629
Accounts payable	768	660
Accrued expenses and other liabilities	(8,645)	(16,368)
Deferred revenue	(2,572)	(3,411)
Operating lease liabilities	(2,201)	(2,606)
Other long term liabilities	—	(77)
Net cash provided by operating activities	59,441	72,056
Cash flows from investing activities
Acquisition of business, net of cash acquired	(90,839)	(50,263)
Acquisition of assets	(300)	—
Purchases of property and equipment	(786)	(6,866)
Sale of investment	—	3,684
Net cash used in investing activities	(91,925)	(53,445)
Cash flows from financing activities
Repurchases of common stock	—	(60,598)
Proceeds from borrowings on revolving credit facility	75,000	102,500
Payments on revolving credit facility	(35,000)	(65,000)
Payments of debt issuance costs	(370)	—
Exercise of stock options	1,737	1,294
Stock issuance under the employee stock purchase plan	2,514	2,444
Principal payments on financing obligations	(722)	(824)
Net cash provided by (used in) financing activities	43,159	(20,184)
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(1,354)	3,529
Net increase in cash, cash equivalents, and restricted cash	9,321	1,956
Cash, cash equivalents, and restricted cash, beginning of period	117,444	121,267
Cash, cash equivalents, and restricted cash, end of period	$126,765	$123,223

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

Reconciliation of cash, cash equivalents, and restricted cash, end of period:
Cash and cash equivalents	$121,410	$122,935
Restricted cash included in long-term prepaid expenses and other assets	5,355	156
Total cash, cash equivalents, and restricted cash, end of period	$126,765	$123,223

Non-GAAP Financial Measures
In nCino’s public disclosures, nCino has provided non-GAAP measures, which are measurements of financial performance that have not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, nCino uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing our financial results. For the reasons set forth below, nCino believes that excluding the following items provides information that is helpful in understanding our operating results, evaluating our future prospects, comparing our financial results across accounting periods, and comparing our financial results to our peers, many of which provide similar non-GAAP financial measures.

•Amortization of Purchased Intangibles. nCino incurs amortization expense for purchased intangible assets in connection with certain mergers and acquisitions. Because these costs have already been incurred, cannot be recovered, are non-cash, and are affected by the inherent subjective nature of purchase price allocations, nCino excludes these expenses for our internal management reporting processes. nCino’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Although nCino excludes amortization expense for purchased intangibles from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Stock-Based Compensation Expenses. nCino excludes stock-based compensation expenses primarily because they are non-cash expenses that nCino excludes from our internal management reporting processes. nCino’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, nCino believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.

•Acquisition-Related Expenses. nCino excludes expenses related to acquisitions as they limit comparability of operating results with prior periods. Acquisition-related expenses include but are not limited to: costs incurred from third-party professional services firms in connection with business combination and one-time integration activities. We believe these costs are non-recurring in nature and outside the ordinary course of business.

•Litigation Expenses. nCino excludes fees and expenses related to litigation expenses incurred from legal matters outside the ordinary course of our business as we believe their exclusion from non-GAAP operating expenses will facilitate a more meaningful explanation of operating results and comparisons with prior period results.

•Restructuring Costs. nCino excludes costs incurred related to bespoke restructuring plans and other one-time costs, if any, that are fundamentally different in strategic nature and frequency from ongoing initiatives. We believe excluding these costs facilitates a more consistent comparison of operating performance over time. Adjustments to stock-based compensation in connection with restructuring events, if any, are presented in Stock-Based Compensation Expenses.

•Intercompany Foreign Currency Exchange Gains/Losses. Beginning with the first quarter of fiscal 2026, nCino adjusts for foreign currency exchange gains and losses primarily from the remeasurement of intercompany loans and transactions that are denominated in currencies other than the underlying functional currency of the applicable entity. We believe foreign currency gains and losses on intercompany loans and transactions is not indicative of our results and business outlook. Prior period amounts have been recast to reflect this change.

•Tax (Benefit) Provision Related to Acquisitions. Upon certain acquisitions, nCino may adjust the valuation allowance against deferred tax assets, resulting in a one-time tax benefit or provision recorded in income tax (benefit) provision. We believe that the exclusion of this benefit or provision from our non-GAAP net loss attributable to nCino and non-GAAP net loss attributable to nCino per share provides a more direct comparison to all periods presented.

•Income Tax Effect on Non-GAAP Adjustments. The income tax effects are related to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses.

•Adjustment to Redeemable Non-Controlling Interest. nCino adjusts the value of redeemable non-controlling interest of its joint venture nCino K.K. in accordance with the operating agreement for that entity. nCino believes investors benefit from an understanding of the company’s operating results absent the effect of this adjustment, and for comparability, has reconciled this adjustment for previously reported non-GAAP results.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by nCino’s management about which items are adjusted to calculate its non-GAAP financial measures. nCino compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. nCino encourages investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business, and to view our non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2025	2024	2025
GAAP total revenues	$132,403	$148,815	$260,490	$292,952

GAAP cost of subscription revenues	$33,367	$37,992	$65,147	$74,117
Amortization expense - developed technology	(4,404)	(5,115)	(8,522)	(10,190)
Stock-based compensation	(793)	(830)	(1,355)	(1,494)
Restructuring charges	—	(496)	—	(496)
Non-GAAP cost of subscription revenues	$28,170	$31,551	$55,270	$61,937

GAAP cost of professional services and other revenues	$20,564	$22,698	$39,964	$44,268
Amortization expense - other	(83)	(83)	(165)	(165)
Stock-based compensation	(2,980)	(3,315)	(5,759)	(6,069)
Restructuring charges	—	(722)	—	(722)
Non-GAAP cost of professional services and other revenues	$17,501	$18,578	$34,040	$37,312

GAAP gross profit	$78,472	$88,125	$155,379	$174,567
Amortization expense - developed technology	4,404	5,115	8,522	10,190
Amortization expense - other	83	83	165	165
Stock-based compensation	3,773	4,145	7,114	7,563
Restructuring charges	—	1,218	—	1,218
Non-GAAP gross profit	$86,732	$98,686	$171,180	$193,703

The following table sets forth reconciling items as a percentage of total revenue for the periods presented.[1]
GAAP gross margin %	59%	59%	60%	60%
Amortization expense - developed technology	3	3	3	3
Amortization expense - other	—	—	—	—
Stock-based compensation	3	3	3	3
Restructuring charges	—	1	—	—
Non-GAAP gross margin %	66%	66%	66%	66%

GAAP sales & marketing expense	$31,713	$37,265	$59,758	$70,236
Amortization expense - customer relationships	(2,730)	(3,631)	(5,153)	(7,211)
Amortization expense - trade name	(104)	(384)	(147)	(808)
Amortization expense - other	(28)	(28)	(44)	(56)
Stock-based compensation	(4,184)	(3,746)	(8,140)	(6,674)
Restructuring charges	—	(1,383)	—	(1,383)
Acquisition-related expenses	—	—	—	(335)
Non-GAAP sales & marketing expense	$24,667	$28,093	$46,274	$53,769

GAAP research & development expense	$34,271	$34,667	$64,252	$68,008
Stock-based compensation	(5,286)	(3,685)	(9,512)	(7,800)
Restructuring charges	—	(4,026)	—	(4,026)
Acquisition-related expenses	—	(366)	—	(456)
Non-GAAP research & development expense	$28,985	$26,590	$54,740	$55,726

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2025	2024	2025

GAAP general & administrative expense	$20,394	$25,489	$42,938	$47,132
Stock-based compensation	(5,596)	(7,040)	(10,278)	(12,393)
Acquisition-related expenses	(947)	(1,018)	(5,987)	(1,933)
Litigation expenses	(69)	—	(250)	—
Restructuring charges	—	(3,438)	—	(3,438)
Non-GAAP general & administrative expense	$13,782	$13,993	$26,423	$29,368

GAAP loss from operations	$(7,906)	$(9,296)	$(11,569)	$(10,809)
Amortization of intangible assets	7,349	9,241	14,031	18,430
Stock-based compensation	18,839	18,616	35,044	34,430
Acquisition-related expenses	947	1,384	5,987	2,724
Litigation expenses	69	—	250	—
Restructuring charges	—	10,065	—	10,065
Non-GAAP operating income	$19,298	$30,010	$43,743	$54,840

The following table sets forth reconciling items as a percentage of total revenue for the periods presented.[1]
GAAP operating margin %	(6)%	(6)%	(4)%	(4)%
Amortization of intangible assets	6	6	5	6
Stock-based compensation	14	13	13	12
Acquisition-related expenses	1	1	2	1
Litigation expenses	—	—	—	—
Restructuring charges	—	7	—	3
Non-GAAP operating margin %	15%	20%	17%	19%

GAAP net loss attributable to nCino, Inc.	$(11,040)	$(15,257)	$(14,016)	$(9,695)
Amortization of intangible assets	7,349	9,241	14,031	18,430
Stock-based compensation	18,839	18,616	35,044	34,430
Acquisition-related expenses	947	1,384	5,987	2,724
Litigation expenses	69	—	250	—
Restructuring charges	—	10,065	—	10,065
Intercompany foreign currency Exchange (gain)/loss[2]	(278)	(650)	566	(14,950)
Tax provision (benefit) related to acquisition	—	2,508	(3,609)	553
Income tax effect on non-GAAP adjustments[3]	(313)	(1,845)	(763)	533
Adjustment attributable to redeemable non-controlling interest	75	1,612	919	1,991
Non-GAAP net income attributable to nCino, Inc.	$15,648	$25,674	$38,409	$44,081

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2025	2024	2025
Basic and diluted GAAP net loss attributable to nCino, Inc. per share	$(0.10)	$(0.13)	$(0.12)	$(0.08)
Weighted-average shares used to compute basic and diluted GAAP net loss attributable to nCino, Inc. per share	115,180,130	115,256,497	114,694,001	114,657,339

Basic non-GAAP net income attributable to nCino, Inc. per share	$0.14	$0.22	$0.33	$0.38
Weighted-average shares used to compute basic non-GAAP net income attributable to nCino, Inc. per share	115,180,130	115,256,497	114,694,001	114,657,339

Diluted non-GAAP net income attributable to nCino, Inc. per share	$0.13	$0.22	$0.33	$0.38
Weighted-average shares used to compute diluted non-GAAP net income attributable to nCino, Inc. per share	116,849,057	116,561,782	116,706,457	116,208,579

Free cash flow
Net cash provided by operating activities	$4,999	$17,736	$59,441	$72,056
Purchases of property and equipment	(444)	(5,148)	(786)	(6,866)
Free cash flow	$4,555	$12,588	$58,655	$65,190
Principal payments on financing obligations[4]	(363)	(414)	(722)	(824)
Free cash flow less principal payments on financing obligations	$4,192	$12,174	$57,933	$64,366
1Columns may not foot due to rounding.
2Effective the beginning of our first quarter for fiscal year 2026, we are excluding intercompany foreign currency exchange gains and losses from the remeasurement of intercompany loans and transactions that are denominated in currencies other than the underlying functional currency of the applicable entity. Prior period amounts have been recast to reflect this change.
3Income tax adjustments for prior periods have been recast related to excluding intercompany foreign currency exchange gains and losses related to intercompany loans and transactions from the remeasurement of intercompany loans and transactions that are denominated in currencies other than the underlying functional currency of the applicable entity as stated in the note above.
4These amounts represent the non-interest component of payments towards financing obligations for facilities.